THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SUCH ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

AMENDED AND RESTATED
SECURED CONVERTIBLE GRID PROMISSORY NOTE

Original Issue Date: June 8, 2009	Seattle, Washington
Amended and Restated: November 19, 2009

FOR VALUE RECEIVED, Vu1 Corporation, a California corporation with its principal offices located at 557 Roy Street, Suite 125, Seattle, WA  98109 (the “Company”), unconditionally promises to pay to the order of Full Spectrum Capital LLC, a Washington limited liability company, with its principal offices located at 24 Roy St. #421 Seattle, WA, or its registered assigns or successors in interest (“Holder”), the principal sum of the lesser of (a) $7,000,000 or (b) the principal amount outstanding hereunder, as conclusively evidenced on Schedule A attached hereto as “Advances and Payments of Principal,” together with interest at the rate, and payable on the other terms and conditions, set forth below.

This Amended and Restated Note (“Note”) amends and replaces in its entirety the Note dated June 8, 2009, issued by the Company to Holder.  In connection with this Note, the Company is issuing a secured convertible grid promissory note with like terms (the “Other Note”) to SAM Special Opportunity Fund, LP (collectively with Holder, the “Holders”). The obligations due under this Note and the Other Note are secured by the Amended and Restated Security Agreement dated of even date herewith (the “Security Agreement”) executed by the Company for the benefit of the Holders.  Additional rights of the Holders are set forth in the Security Agreement.

1.           Advances; Schedule A.  The total loans in the aggregate under this Note shall not exceed $7,000,000, and the total principal amount that has been advanced to the Company as of the date of this Note is set forth on Schedule A.  The amount of total advances under this Note is in the sole discretion of the Holder.  The Holder may make one or more advances to the Company under this Note at any time on or prior to December 31, 2009, in such amounts and at such times as it determines.  Upon amounts being advanced to the Company hereunder and upon receipt of written or telephonic instructions of an authorized agent of the Company, the Holder may make entries on Schedule A to reflect the additional principal amount of such advance.  Upon the Company making any payment of principal hereunder, the Holder shall and is authorized to enter and record on Schedule A the amount of each payment of principal.  The aggregate “Principal Amount Outstanding” shown on Schedule A shall be prima facie evidence of the principal amount owing and unpaid on this Note.  The failure to record the date and amount of any advance on Schedule A shall not, however, limit or otherwise affect the obligations of the Company under this Note to repay the principal amount of the advance together with all interest accruing thereon.

2.           Interest.

(a)           Interest Rate.  All outstanding principal under Note shall bear interest at an interest rate of 18.0% per annum, calculated on a 365/6-day basis and the actual number of days elapsed.  Upon and during the occurrence of an Event of Default, the outstanding principal on this Note shall bear interest at a default rate of interest of 24% per annum (the “Default Rate”).  Interest shall never exceed the maximum lawful rate of interest applicable to this Note.

(b)           Quarterly Payments of Interest.  The Company shall make quarterly payments of accrued and unpaid interest only, beginning on February 1, 2010, and on the first business day of each consecutive three-month period thereafter.

(c)           Interest Deposit.  Upon each advance under this Note, the Holder will retain an amount equal to one quarterly payment of interest on such advance (the “Deposit”).  The Deposit will be applied by the Holder as follows:  (i) to the final quarterly interest payment on this Note, (ii) to the interest amount payable upon prepayment of the Loan by the Company pursuant to Section 3(b), or (iii) upon an Event of Default, as a payment on any accrued and unpaid interest or as a reduction in principal.  Upon full or partial conversion of any principal into common stock, the amount of the Deposit associated with the converted principal shall automatically be applied (A) as payment on any accrued and unpaid interest outstanding on the converted principal amount, and (B) thereafter, any remaining unapplied amount of the Deposit shall be paid by the Holder to the Company.

3.           Payments

(a)           Maturity Date.  Unless earlier paid in full or converted pursuant to the terms of this Note, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable on (i) June 30, 2011 or (ii)  such later date as determined by mutual agreement of the Company and Holder (the “Maturity Date”).

(b)           Payment and Option of Conversion upon Qualified Financing.  In the event that the Company issues and sells shares of its Equity Securities in one transaction or series of related transactions on or before the Maturity Date in a bona-fide arm’s length financing transaction with total gross proceeds of not less than $25,000,000, then the outstanding principal balance of this Note and all outstanding and unpaid interest shall, at the sole discretion and written election of Holder, automatically accelerate and become due and fully payable upon such closing.  For purposes of this Note, the term “Equity Securities” shall mean any preferred stock, common stock or other stock or similar securities of the Company or any security convertible into or exchangeable for preferred stock, common stock or other stock or similar securities of the Company.

(c)           Payment upon Change in Control.  In the event that the Company enters into an agreement pertaining to (i) a sale, lease or other disposition of all or substantially all of its assets, or (ii) a consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which one person or a group of related persons acquires more than 50% of the voting stock of the Company (other than the current principal shareholders or the Company’s current senior management or trusts created for the benefit of the families of either the current principal shareholders or the current senior management), a Change of Control will have been deemed to have occurred.  The Company will give Holder 30 days notice prior to any Change in Control. Upon notification of a Change of Control, but before such Change takes place, the Holder may, in its sole discretion, declare all principal and accrued and unpaid interest under this Note to be immediately due and fully payable, plus an amount equal to the interest that would have accrued on the then-outstanding principal amount from the repayment date through the Maturity Date but that has not yet been paid to or retained by the Holder.

(d)           Prepayments.  The Company may prepay all or any part of the principal amount hereunder at any time or from time to time, without prior notice to or the consent of Holder.  Any such prepayment of principal shall include an amount equal to the interest that would have accrued on such prepaid principal amount from the prepayment date through the Maturity Date but that has not yet been paid to or retained by the Holder.

(e)           Lawful Funds.  All payments on this Note shall be in lawful money of the United States of America in immediately available funds.  All payments made on this Note shall be applied first against accrued and unpaid interest and then against principal.  Whenever any payment to be made hereunder is due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time will be included in the computation of interest due hereunder.  “Business Day” means any day that is not a Saturday, a Sunday or any other day on which banking institutions in the State of Washington are authorized or required by law or other government action to close.

4.           Conversion Right.

(a)           Conversion Right.  The Holder shall have the right, but not the obligation, from time to time and at any time, to convert all or any portion of the then aggregate outstanding principal amount of this Note (plus, with the consent of the Company, accrued and unpaid interest) into fully-paid and non-assessable shares of common stock of the Company, at a conversion rate equal to the lesser of (i) $0.40 per share or (ii), if the Company completes an equity or convertible debt financing approved by the Board, the Holder shall have the right to convert on the same terms.

(b)           Mechanics of Conversion.  To exercise the Conversion Right, the Holder shall deliver to the Company, at its principal office or at such other place as is designated in writing by the Company, a notice (the "Conversion Notice") stating that the Holder is exercising the Conversion Right and the name or names in which the Holder wishes the certificates for shares of common stock to be issued.  The Conversion Notice, once given, shall be irrevocable.

(c)           Issuance of Certificates for Stock.  As soon as practicable after conversion of this Note, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder, a certificate or certificates for the number of shares of common stock to which the Holder shall be entitled upon such conversion, which certificates shall include legends restricting transfer under the federal and state securities laws.  The Company shall not be required to issue and deliver any certificate in a name other than that of the Holder unless the Holder shall have provided evidence satisfactory to the Company that such issuance is permitted under applicable laws, including the securities laws.  No fractional shares will be issued upon conversion of this Note.  If, upon conversion of this Note, a fraction of a share results, the Company will pay the cash value of that fractional share, calculated on the basis of the conversion price then in effect.

(d)           Reduction in Principal.  Upon any conversion of principal owing under this Note, Holder shall make an appropriate entry on Schedule A to reflect the principal amount being converted, and this Note shall continue in effect with respect to any remaining principal balance.

(e)           Adjustments.  The conversion price is subject to adjustment from time to time upon the occurrence of certain corporate events affecting the common stock.  If the Company shall issue any shares of common stock as a stock dividend or subdivide the number of outstanding shares of common stock into a greater number of shares, then, in either of such cases, the conversion price in effect at the time of such action shall be proportionately reduced; and, conversely, in the event the Company shall reduce the number of outstanding shares of common stock by combining such shares into a smaller number of shares, then, in such case, the conversion price shall be proportionately increased.  In addition, if the Company at any time shall, by reclassification or otherwise, change the common stock into the same or a different number of securities of any class or classes, the conversion right in this Section 4 shall thereafter be deemed to apply to an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the common stock immediately prior to such reclassification or other change.  Any calculations of adjustments shall be made to the nearest cent, as the case may be.

(f)           No Shareholder Rights.  The Holder shall not have, solely on account of his status as a note holder, any voting rights or any other rights of a stockholder of the Company, either at law or in equity, or any right to any notice of meetings of stockholders or of any other proceedings of the Company, except following issuance of stock to Holder upon proper conversion of this Note.

(g)           Reservation of Shares.  The Company shall at all times reserve and keep available out of its authorized and unissued common stock, solely for the purpose of providing for the exercise of the Conversion Right, such number of shares of common stock as shall, from time to time, be sufficient for the exercise of the Conversion Right in full.

5.           Events of Default.

(a)          Each of the events specified in this Section 5 shall constitute an event of default (the “Event of Default”):

(i)
failure to pay (A) any required principal repayment on this Note or the Other Note when due or (B) any interest on this Note or the Other Note within 30 days of the date upon which such interest payment is due;

(ii)
failure to pay, or any default in the payment of, any principal of or any interest on any indebtedness of the Company for borrowed money (other than for money borrowed under this Note or the Other Note, which is covered by (i) above), which remains uncured or unwaived for a period of 30 days;

(iii)
any material breach of representations, warranties or covenants made by the Company to the Holder in the Note, Warrant or Security Agreement, which remains uncured for a period of 30 days after written notice of the breach is provided by the Holder to the Company;

(iv)
the institution of proceedings by or against (which has not been stayed or dismissed within 90 days following the filing of such petition) the Company under any provisions of the federal Bankruptcy Act or any other applicable federal or state law to be adjudicated as bankrupt or insolvent; the appointment of a receiver, liquidator or trustee; an assignment for the benefit of creditors of the Company; the Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect; or the taking of corporate action by the Company in furtherance of any such action;

(v)	if any final judgment, writ or warrant of attachment in an amount greater than $1,000,000 is filed against the Company or its assets and remains unbonded, uninsured or unstayed for 120 days;

(b)           Upon the occurrence of and during the continuance of an Event of Default, the Holders, pursuant to a written notice executed by the Holders and delivered to the Company, may, in their sole and absolute discretion, declare the outstanding principal amount and accrued but unpaid interest immediately due and payable, and thereafter the Holders may exercise any and all remedies available under the Security Agreement or available at law or in equity.  In the case of any Event of Default under this Note by the Company which is continuing and has not been waived in writing by Holder, this Note will bear interest at the Default Rate.

6.           Representations and Warranties of the Company.  The Company hereby represents and warrants that:

(a)          Corporate Power.  The Company has all requisite power and authority to execute and deliver this Note and to carry out and perform its obligations under the terms of this Note.

(b)         Authorization.  All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, issuance, delivery and performance of this Note by the Company and the performance of the Company’s obligations hereunder, including the issuance and delivery of the Warrant and the reservation and registration under the Securities Act of 1933, as amended, of the common stock issuable upon conversion of the Note or exercise of the Warrant has been taken or, with respect to the reservation and registration of the equity securities issuable upon conversion of the Note or exercise of the Warrant, will be taken prior to the issuance of such equity securities.  The Note and the Warrant, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors.  The common stock of the Company, when issued in compliance with the provisions of the Note or the Warrant, will be validly issued, fully paid and nonassessable and free of any liens or encumbrances.

(c)          Governmental Consents.  All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the offer, sale or issuance of the Note, the Warrant and the equity securities issuable upon conversion of the Note, exercise of the Warrant or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective as of the date hereof or, in respect of the Warrant, prior to the issuance of the Warrant, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.

(d)         No Violations.  The execution, delivery and performance by the Company of this Note and the compliance with the provisions hereof and thereof by the Company does not violate, conflict with or constitute or result in a breach or default under (or an event which with notice of passage of time or both would constitute a default) or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Encumbrance (as defined below) upon any properties or assets of the Company under (i) the Articles of Incorporation or bylaws of the Company, (ii) applicable law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to the Company or any of its properties or assets or (iii) any contract or agreement affecting the Company, except, with respect to clauses (ii) and (iii), in each case, where such violation, conflict, breach, default, termination, cancellation, acceleration or Encumbrance would not, individually or in the aggregate, have a material adverse effect on the Company.  As used herein, the term “Encumbrance” shall mean any lien, charge, encumbrance, equity, claim, option, proxy, pledge, security interest, or other similar right of any nature other than statutory liens securing payments not yet due and payable or due but not yet delinquent.

7.           Representations and Warranties of Holder.  Holder hereby represents and warrants that:

(a)          Holder understands and agrees that none of the Note, the Warrant or the common stock into which they are convertible or exercisable (collectively, the “Securities”) have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered and sold by the Company to Holder in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

(b)          Holder is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act, as set forth below, and is purchasing the Securities for its own account for investment and not with a view to any resale, distribution or other disposition of the Securities or any part thereof in any transaction that would be in violation of the securities laws of the U.S. or any state thereof.

(c)          Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment and is able to bear the economic risk of loss of the investment.  Holder is aware of the Company’s financial condition, and has reviewed the Company’s public filings with the Securities and Exchange Commission, including the risk factors contained therein.  Holder has received all information from the Company that it has considered necessary in connection with its decision to invest in the Securities.

(d)          Holder will not offer, sell or otherwise transfer any of the Securities directly or indirectly, unless:  (i) the sale is to the Company; (ii) the sale is made pursuant to an effective registration statement; or (iii) the Securities are sold in a transaction that does not require registration under the Securities Act (including, without limitation, in compliance with the exemption from the registration requirements under the Securities Act provided by Rule 144, Rule 145 or Rule 144A thereunder) or any applicable U.S. state laws and regulations governing the offer and sale of securities and it has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company;

8.           Secured Obligations.  This Note shall be secured by a security interest on all of the assets of the Company, which lien shall be created by the Security Agreement and evidenced by the appropriate Uniform Commercial Code filing(s) as applicable.  The Holder shall have recourse to the assets to satisfy the Company’s obligations hereunder.  Such security interest shall terminate upon payment or conversion in full of the debt owed under this Note.

9.           Registration Rights.

(a)          If the Holders advance a total of $3,000,000 dollars to the Company under this Note and the Other Note on or prior to December 31, 2009, as soon as reasonably practicable thereafter the Company shall prepare and file with the Securities and Exchange Commission (“SEC”) a registration statement on Form SB-2 or such other form as may be required or available (the “Registration Statement”), relating to the offer and sale by Holders of all the shares of Common Stock underlying the Note and the Other Note and the Warrants (the “Shares”).  The Company shall use its reasonable best efforts to have the Registration Statement declared effective as promptly as practicable (with such date on which the Registration Statement becomes effective referred to as the “Registration Effective Date”).  The Company shall advise Holders in writing of the receipt by the Company of any stop order from the SEC suspending the effectiveness of the Registration Statement, and if at any time there shall be a stop order suspending the effectiveness of the Registration Statement, the Company shall use its reasonable best efforts to obtain promptly the withdrawal of such order.  The Company shall advise the Holders promptly in writing of the existence of any fact and the happening of any event that makes any statement of a material fact made in the Registration Statement or Prospectus untrue, or that requires the making of any additions to or changes in the Registration Statement or Prospectus in order to make the statements therein not misleading and in such event the Company shall prepare and file with the SEC, as soon as reasonably practicable, an amendment to such Registration Statement or an amendment or supplement to such Prospectus so that, as so amended or supplemented, such Registration Statement and such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading.  Upon receipt of such written advice, Holders shall discontinue and refrain from making any sales of Shares, until such time as the Company advises the undersigned that such Registration Statement or such Prospectus no longer contains an untrue statement or omission of a material fact.

(b)           Holder shall furnish to the Company such information regarding Holder and the distribution of the Shares as the Company may from time to time reasonably request in writing in order to comply with applicable securities laws.  Holder shall notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by Holder to the Company or of the happening of any event in either case as a result of which any Prospectus relating to the Registration Statement contains an untrue statement of a material fact regarding such party or the distribution of such Shares, or omits to state any material fact regarding such party or the distribution of such Shares required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and to furnish promptly to the Company any additional information required to correct or update any previously furnished information or required so that such Prospectus shall not contain, with respect to Holder or the distribution of such Shares an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(c)           In connection with the Registration Statement, the Company shall take all actions necessary to permit the resale of the Shares under the blue sky laws of the several states, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section be obligated to be so qualified, subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction.

(d)           All expenses incident to the Company’s performance of or compliance with this Section will be borne by the Company, including, without limitation, all: (i) registration and filing fees and expenses; (ii) expenses of printing; and (iii) fees and expenses of counsel for the Company.

(e)           The obligations of the Company set forth in this Section 9 shall terminate upon the earlier of (i) the date on which all Shares covered by the Registration Statement have been disposed of by Holder and its Members, (ii) the third anniversary of the date that an aggregate of $3,000,000 has been advanced by the Holders to the Company pursuant to this Note and the Other Note, and (iii) the date on which all of the Shares are freely tradable under Rule 144 without restriction.  The rights set forth in this Section will survive repayment or conversion of the Note.

10.          Warrant Coverage. Upon each advance to the Company made pursuant to this Note, the Company agrees to promptly issue to Holder a warrant (each a “Warrant” and collectively, the “Warrants”) in form and substance acceptable to Holder and the Company in their reasonable discretion, which Warrant will be exercisable for the number of shares of common stock of the Company equal to 50% multiplied by the principal balance of such advance, divided by $0.40.  The exercise price for the Warrants shall be $0.75 per share. The Company and Holder, as a result of arm’s length bargaining, agree that: (i) neither Holder nor any affiliated company has rendered any services to the Company in connection with the Note or the Warrants, and (ii) the Warrants are not being issued as compensation.

11.          [Intentionally Deleted]

12.          [Intentionally Deleted]

13.          Transfer of Note; Restrictions on Transfer.  This Note, and the rights and obligations provided herein, may not be transferred or assigned by Holder, by operation of law or otherwise, without the prior written consent of the Company in its sole discretion.  Any transfer of this Note must be in compliance with applicable federal and state securities laws and only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form reasonably satisfactory to the Company.  A new Note for like principal amount and interest will be issued to, and registered in the name of, the transferee.  Interest and principal are payable only to the registered holder of the Note.  The Holder agrees, by accepting this Note, to provide a Form W-9 to the Company upon request.

14.          Miscellaneous.

(a)           Holder as Owner.  The Company may deem and treat the holder of record of this Note as the absolute owner for all purposes regardless of any notice to the contrary from third parties.

(b)           Notices.  Unless otherwise provided, any notice under this Note shall be given in writing and shall be deemed effectively delivered (i) upon personal delivery to the party to be notified, (ii) upon confirmation of receipt by fax by the party to be notified, (iii) one business day after deposit with a reputable overnight courier, prepaid for overnight delivery, or (iv) three days after deposit with the United States Post Office, postage prepaid, registered or certified with return receipt requested.  The address for any such party shall be the principal office of such party as set forth in the first paragraph of this Note or at such other address as such party may designate by ten days advance written notice to the other party given in the foregoing manner.

(c)           Amendments and Waivers.  Any term of this Note may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

(d)           Severability.  If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(e)           Successors and Assigns.  The terms and conditions of this Note shall inure to the benefit of and be binding on the respective successors and permitted assigns of the parties.

(f)           Waivers.  The Company waives presentment, demand, protest and notice of dishonor.  No single or partial exercise by Holder, or delay or omission in the exercise by Holder of any right or remedy under this Note or the Security Agreement shall preclude, waive or limit any other or further exercise thereof or the exercise of any other right or remedy.

(g)           Collection Expenses; Attorney’s Fees.  Upon any default by the Company hereunder, the Holder may employ an attorney to enforce the Holder’s rights and remedies and the Company hereby agrees to pay to the Holder its reasonable attorneys fees, plus all other reasonable expenses incurred by the Holder in exercising any of the Holder’s rights and remedies upon default.

(h)             Expenses.  Each of the Company and Holder shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of Note, the Warrant, the Security Agreement and related agreements; provided, however, that the Company shall allow deductions for a total of $30,000 for the expenses of Holders, which amounts shall be shared equally by the Holders and withheld from the aggregate amount of the advance made to the Company and will paid directly by Holders to the applicable third parties.

(i)           Governing Law; Jurisdiction; Venue.  This Note shall be governed by and construed under the laws of the state of Washington without regard to principles of conflict of laws.  The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in King County, Washington in connection with any action relating to this Note.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING PAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

COMPANY:
VU1 CORPORATION

	By:	/s/ Richard N. Herring
	Name:	Richard Herring
	Title:	Chief Technology Officer

HOLDER:
FULL SPECTRUM CAPITAL, LLC

	By:	/s/ Richard Sellers
	Name:	Richard Sellers
	Title:	Manager